EXHIBIT 99.1

Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                                    FOR IMMEDIATE RELEASE
         (301) 468-3130



                      AIM 86 DECLARES MONTHLY DISTRIBUTION
                        FOR APRIL OF 14.5 CENTS PER UNIT

                Includes Mortgage Proceeds of 12.5 Cents Per Unit

                          -----------------------------


     ROCKVILLE, MD, April 21, 2003 -- (AMEX/AIJ) The general partner of American Insured Mortgage Investors L.P. - Series 86 (AIM 86) today declared the monthly distribution for April 2003 in the amount of 14.5 cents per unit. Holders of record on April 30, 2003 will receive this amount as part of the second quarter distribution which will be paid on August 1, 2003.

The April distribution of 14.5 cents per unit includes the following:

-    2 cents per unit regular cash flow; and

- 12.5 cents per unit mortgage proceeds due to the prepayment of the mortgage on Mountain Village Apartments.

     Record dates for the AIM 86 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.